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                                                                 Exhibit 10.26

                               [Fleet Letterhead]

September 28, 1999

Mr. Robert M. Vincent, CFO
Uno Restaurant Corporation
100 Charles Park Road
West Roxbury, MA 02132

     Re: AMENDMENT TO PERMITTED STOCK REPURCHASES, AS THAT TERM IS DEFINED IN THE AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT DATED NOVEMBER 4, 1997 BY AND AMONG UNO RESTAURANTS, INC. AND SAXET CORPORATION, AS BORROWERS, FLEET NATIONAL BANK ("FLEET"), AS AGENT, AND BANKBOSTON, N.A. ("BANKBOSTON") AS CO-AGENT.

Dear Bob:

This letter is to inform you that Fleet has approved your proposed change to the definition of Permitted Stock Repurchase as follows:

"Permitted Stock Repurchase" shall mean the purchase by URC of shares of its common stock from time to time (a) from the proceeds of Revolving Credit Advances up to a maximum aggregate amount of $12,250,000 and 9b) as otherwise approved by the Required Banks.

Very truly yours,

Fleet National Bank

/s/ SUSAN MASON
---------------------
by:  Susan Mason, V.P.